Exhibit 3.103

Sec. 183.0202	State of Wisconsin
Wis. Stats.	Department of Financial Institutions

ARTICLES OF ORGANIZATION - LIMITED LIABILITY COMPANY

Executed by the undersigned for the purpose of forming a Wisconsin limited liability company under Ch. 183 of the Wisconsin Statutes:

Article 1. Name of the limited liability company:
Park Shore, L.L.C.

Article 2. The limited liability company is organized under Ch. 183 of the Wisconsin Statutes.

Article 3. Name of the initial registered agent:	CT Corporation System

Article 4. Street address of the initial registered office: (The complete address, including	44 East Mifflin Street
street and number, if assigned, and ZIP code.
P O Box address may be included as part of	Madison , Wisconsin 53703
the address, but is insufficient alone.)

Article 5. Management of the limited liability company shall be vested in:	JUN 06 12:00PM
(Select and check (X) the one appropriate choice below)	#. #
	156978 DCORP130	130.00

☒   a manager or managers

OR

☐   its members

Article 6. Name and complete address of each organizer:

James A. Moehling *
Hill & Simpson, P.C.
Sears Tower - 85th Floor
Chicago,  IL  60606

/s/ James A. Moehling		RECEIVED – DEPT OF FINANCIAL INSTITUTIONS STATE OF WISCONSIN
Organizer’s signature	Organizer’s signature	2000 JUN – 6 AM 10:49

This document was drafted by	James A. Moehling
(Name the individual who drafted the document)

• OPTIONAL – Second choice company name if first choice is not available:

FILING FEE - $130.00 SEE instructions, suggestions, and procedures on following pages.

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ARTICLES OF ORGANIZATION - Limited Liability Company

James A. Moehling Hill & Simpson, P.C. Sears Tower - 85th Floor Chicago, IL 60606	STATE OF WISCONSIN FILED JUN 12 2000 DEPARTMENT OF FINANCIAL INSTITUTIONS

•  Your return address and phone number during the day (312)  876   -  0200

INSTRUCTIONS (Ref. sec. 183.0202 Wis. Stats. for document content)

Submit one original and one exact copy to Dept. of Financial Institutions, P O Box 7846, Madison WI, 53707-7846, together with a FILING FEE of $130.00, payable to the department. (If sent by Express or Priority U.S. mail, address to 345 W. Washington Av, 3rd Floor, Madison WI, 53703). The original must include an original manual signature, per sec. 183.0107(2), Wis. Stats. This document can be made available in alternate formats upon request to qualifying individuals with disabilities. Upon filing, the information in this document becomes public and might be used for purposes other than that for which it was originally furnished. If you have any questions, please contact the Division of Corporate & Consumer Services at 608-261-7577. Hearing-impaired may call 608-266-8818 for TDY.

Article 1. The name must contain the words “limited liability company” or “limited liability co.” or end with the abbreviation “L.L.C.” or “LLC.” If you wish to provide a second choice name that you would accept if your first choice is not available, enter it in the “Optional” area on page 1.

Article 2. This statement is required by sec. 183.0202(1).

Articles 3 & 4. The company must have a registered agent located at a registered office in Wisconsin. The address of the registered office is to describe the physical location where the registered agent maintains their business office. Provide the street number and name, city and ZIP code in Wisconsin. P O Box addresses may be included as part of the address, but are insufficient alone. The company may not name itself as its own registered agent.

Article 5. Indicate whether management of the company will be vested in a manager or managers, or in its members. Select only one choice. (Ref. sec. 183.0401, Wis. Stats.)

Article 6. Print or typewrite the name and complete address of each organizer. At least one organizer is required to sign the document, although all organizers may sign.

If the document is executed in Wisconsin, sec. 182.01(3), Wis. Stats., provides that it shall not be filed unless the name of the drafter (either an individual or a governmental agency) is printed in a legible manner. If the document is not executed in Wisconsin, enter that remark.

This document may declare a delayed effective date. To do so, enter a remark: “This document has a delayed effective date of  (enter the future date).” The delayed effective date may not before, or more than 90 days after, the document is received by the Department of Financial Institutions for filing.

NOTE: The articles of organization may contain only that information required under items 1 through 6. The company may create a separate operating agreement that includes additional information.

Information removed per instruction from Ronnie Casey with Hill & Simpson via telephone call on June 12, 2000.

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